Exhibit 99.1

Whitney Information Network, Inc. Announces 2009 Annual Meeting Election Results

CAPE CORAL, Fla., Sept. 3, 2009 /PRNewswire-FirstCall/ — Whitney Information Network, Inc.  (OTC Bulletin Board: RUSS) today announced that IVS Associates, Inc., the independent Inspector of Elections for the Company’s 2009 Annual Meeting of Shareholders held September 2, 2009, had certified the results of shareholders’ votes.

Shareholders voted to re-elect the following three of the Company’s current directors:

•                  Steven C. Barre — Lead Independent Director serving since February 2008. Mr. Barre was the Senior Vice President, General Counsel and Secretary of Jacuzzi Brands, Inc. from September 2001 until February 2007, when the company was sold to a private equity firm.

•                  Murray A. Indick — Director since November 2007. Mr. Indick co-founded Prides Capital Partners, LLC, an investment firm specializing in strategic block, active ownership investing in the small- and micro-cap arena, in March 2004.

•                  Charles M. Peck — Chief Executive Officer of Whitney Information Network, Inc. since his election by the Board of Directors in September 2008. Mr. Peck previously was President of Allenbrook, Chief Executive Officer of theglobe.com and Chief Operating Officer of the American Institute of Certified Public Accountants.

In addition, the following two director candidates nominated by Kingstown Capital Partners LLC were elected to the Board:

•                  J. Hunter Brown — Mr. Brown is the Founder and Managing Member of Watson, Wilkins & Brown, LLC, a business consulting firm and subsequently registered investment advisor that he formed in 2003.

•                  Jason Hammerman — Mr. Hammerman is the Managing Member of Hammerman Capital Management LLC, which he founded in March 2001.

Dr. Frederick A. Cardin and Allan D. Weingarten were not re-elected to the Board. Additionally, the shareholders voted in favor of the three other items covered on the proxy: for ratification of the Company’s auditors, for approval of the Company’s 2009 Incentive Plan and for the name change to Tigrent Inc.

The Company issued the following statement:

“We would like to thank our shareholders for their support and appreciate the valuable insights offered to our Board and management team,” said Charles M. Peck, Chief Executive Officer. “We also are grateful for the significant contributions provided by outgoing directors Dr. Cardin and Mr. Weingarten. Their knowledge, expertise and leadership have been important assets to our Company during their terms of service and we wish them well. All of us at Whitney remain committed to building value for all of our shareholders and look forward to working with our new directors towards this goal.”

Kingstown Capital Partners, LLC issued the following statement:

“We thank Whitney Information Network’s shareholders for their strong endorsement of our director nominees,” said Michael Blitzer, Managing Member of Kingstown Capital. “Messrs. Brown and Hammerman look forward to working constructively with the other members of the Board and management to create value for all of the Company’s shareholders.”

###

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (OTC Bulletin Board: RUSS) is a provider of educational training seminars, conferences and services across multiple delivery channels that help students become financially literate through specialized instruction and mentoring. The company provides students with comprehensive instruction and mentoring in real estate and financial instruments investing, personal finance, entrepreneurism and self-development in the United States, United Kingdom, Canada, Australia and Costa Rica. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forward Looking Statements:

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot provide any assurances regarding future results. We undertake no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Jane Washburn, Group Marketing Director
Whitney Information Network, Inc.
+1-239/542-0643 Ext. 6291
janewashburn@wincorporate.com